Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE FIRST FISCAL QUARTER ENDED DECEMBER 31, 2024

Jeffersonville, Indiana — January 28, 2025. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $6.2 million, or $0.89 per diluted share, for the quarter ended December 31, 2024, compared to net income of $920,000, or $0.13 per diluted share, for the quarter ended December 31, 2023. Excluding nonrecurring items, the Company reported net income of $4.3 million (non-GAAP measure)(1) and net income per diluted share of $0.62 (non-GAAP measure)(1) for the quarter ended December 31, 2024 compared to $920,000, or $0.13 per diluted share for the quarter ended December 31, 2023. The core banking segment reported net income of $6.4 million, or $0.91 per diluted share, for the quarter ended December 31, 2024, compared to $4.0 million, or $0.59 per diluted share, for the quarter ended December 31, 2023. Excluding nonrecurring items, the core banking segment reported net income of $4.5 million, or $0.64 per diluted share for the quarter ended December 31, 2024 (non-GAAP measure)(1) compared to $4.0 million, or $0.59 per diluted share for the quarter ended December 31, 2023.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated “We are pleased with the first fiscal quarter, which included a bulk sale of first lien home equity lines of credit and continued improvement in our net interest margin. The bulk sale is part of a strategic initiative to transition the first lien home equity line of credit business to an originate for sale model during fiscal 2025 in order to enhance noninterest income, moderate the loan to deposit ratio, decrease reliance on noncore funding, and generate capital. The surplus capital generated from the bulk sale and potential future flow sales may be used to retire high-cost subordinated debt and repurchase Company common shares. We are optimistic regarding the remainder of fiscal 2025 as we continue to focus on asset quality, select loan growth opportunities, and capital and liquidity management. We’ll continue to evaluate options and strategies that we believe will maximize shareholder value.”

(1) Non-GAAP net income and net income per diluted share exclude certain nonrecurring items. A reconciliation to GAAP and discussion of the use of non-GAAP measures is included in the table at the end of this release.

Results of Operations for the Three Months Ended December 31, 2024 and 2023

Net interest income increased $1.3 million, or 9.6%, to $15.5 million for the three months ended December 31, 2024 as compared to the same period in 2023. The tax equivalent net interest margin for the three months ended December 31, 2024 was 2.75% as compared to 2.69% for the same period in 2023. The increase in net interest income was due to a $3.8 million increase in interest income, partially offset by a $2.4 million increase in interest expense. A table of average balance sheets, including average asset yields and average liability costs, is included at the end of this release.

The Company recognized a reversal of provision for credit losses for loans and securities of $490,000 and $7,000, respectively, and a provision for unfunded lending commitments of $46,000 for the three months ended December 31, 2024, compared to a provision for credit losses for loans of $470,000 and reversal of provision for unfunded lending commitments of $58,000 for the same period in 2023. The reversal of provisions during the 2024 period was due primarily to the bulk sale of approximately $87.2 million of home equity lines of credit during the quarter ended December 31, 2024, which resulted in the reversals of $980,000 in allowance for credit losses for loans and $129,000 in allowance for unfunded lending commitments. The Company recognized net charge-offs totaling $119,000 for the three months ended December 31, 2024, of which $52,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $9,000 in 2023. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, decreased $374,000 from $16.9 million at September 30, 2024 to $16.6 million at December 31, 2024.

Noninterest income increased $3.3 million for the three months ended December 31, 2024 as compared to the same period in 2023. The increase was due primarily to a $2.5 million net gain on sale of loans due to the aforementioned bulk loan sale and $403,000 in net gains on equity securities during the three months ended December 31, 2024 with no corresponding gains for 2023.

Noninterest expense decreased $1.1 million for the three months ended December 31, 2024 as compared to the same period in 2023. The decrease was due primarily to decreases in compensation and benefits, occupancy and equipment and professional fee expenses of $487,000, $405,000 and $385,000, respectively. These decreases were primarily due to the cessation of national mortgage banking operations in the quarter ended December 31, 2023.

The Company recognized income tax expense of $848,000 for the three months ended December 30, 2024 as compared to income tax benefit of $476,000 for the same period in 2023. The increase is due primarily to higher taxable income in the 2024 period, due primarily to the aforementioned net gain on sale of loans. The effective tax rate for 2024 was 12.0%. The effective tax rate is well below the statutory tax rate primarily due to the recognition of investment tax credits related to solar projects in both the 2024 and 2023 periods.

Comparison of Financial Condition at December 31, 2024 and September 30, 2024

Total assets decreased $61.6 million, from $2.45 billion at September 30, 2024 to $2.39 billion at December 31, 2024. Net loans held for investment decreased $79.3 million during the three months ended December 31, 2024 due primarily to the $87.2 million bulk sale of residential real estate home equity line of credit loans.

Total liabilities decreased $60.5 million due primarily to decreases in total deposits of $48.1 million, which included a decrease in brokered deposits of $72.1 million and a decrease in FHLB borrowings of $6.6 million. The decrease in brokered deposits and FHLB borrowings was due primary to repayments as a result of the aforementioned bulk loan sale. As of December 31, 2024, deposits exceeding the FDIC insurance limit of $250,000 per insured account were 31.1% of total deposits and 13.7% of total deposits when excluding public funds insured by the Indiana Public Deposit Insurance Fund.

Total stockholders’ equity decreased $1.1 million, from $177.1 million at September 30, 2024 to $176.0 million at December 31, 2024, due primarily to a $6.6 million increase in accumulated other comprehensive loss, partially offset by an increase in retained net income of $5.2 million. The increase in accumulated other comprehensive loss was due primarily to increasing long-term market interest rates during the three months ended December 31, 2024, which resulted in a decrease in the fair value of securities available for sale. At December 31, 2024 and September 30, 2024, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the Ohio River from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has two national lending programs, including single-tenant net lease commercial real estate and SBA lending, with offices located predominately in the Midwest. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended
OPERATING DATA:	December 31,
(In thousands, except share and per share data)	2024	2023
Total interest income	$32,449	$28,655
Total interest expense	16,987	14,542

Net interest income	15,462	14,113

Provision (credit) for credit losses - loans	(490)	470
Provision (credit) for unfunded lending commitments	46	(58)
Credit for credit losses - securities	(7)	-

Total provision (credit) for credit losses	(451)	412

Net interest income after provision (credit) for credit losses	15,913	13,701

Total noninterest income	6,103	2,782
Total noninterest expense	14,943	16,039

Income before income taxes	7,073	444
Income tax expense (benefit)	848	(476)

Net income	$6,225	$920

Net income per share, basic	$0.91	$0.13
Weighted average shares outstanding, basic	6,851,153	6,823,948

Net income per share, diluted	$0.89	$0.13
Weighted average shares outstanding, diluted	6,969,223	6,839,704

Performance ratios (annualized)
Return on average assets	1.02%	0.16%
Return on average equity	14.07%	2.42%
Return on average common stockholders' equity	14.07%	2.42%
Net interest margin (tax equivalent basis)	2.75%	2.69%
Efficiency ratio	69.29%	94.93%

			QTD
FINANCIAL CONDITION DATA:	December 31,	September 30,	Increase
(In thousands, except per share data)	2024	2024	(Decrease)
Total assets	$2,388,735	$2,450,368	$(61,633)
Cash and cash equivalents	76,224	52,142	24,082
Investment securities	242,634	249,719	(7,085)
Loans held for sale	24,441	25,716	(1,275)
Gross loans	1,905,199	1,985,146	(79,947)
Allowance for credit losses	20,685	21,294	(609)
Interest earning assets	2,234,258	2,277,512	(43,254)
Goodwill	9,848	9,848	-
Core deposit intangibles	357	398	(41)
Loan servicing rights	2,661	2,754	(93)
Noninterest-bearing deposits	183,239	191,528	(8,289)
Interest-bearing deposits (retail)	1,212,527	1,180,196	32,331
Interest-bearing deposits (brokered)	437,008	509,157	(72,149)
Federal Home Loan Bank borrowings	295,000	301,640	(6,640)
Subordinated debt and other borrowings	48,642	48,603	39
Total liabilities	2,212,708	2,273,253	(60,545)
Accumulated other comprehensive loss	(17,789)	(11,195)	(6,594)
Total stockholders' equity	176,027	177,115	(1,088)

Book value per share	$25.48	$25.72	(0.24)
Tangible book value per share (non-GAAP) (1)	24.00	24.23	(0.23)

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$4,444	$5,036	$(592)
Nonaccrual loans	12,124	11,906	218
Total nonaccrual loans	$16,568	$16,942	$(374)
Accruing loans past due 90 days	-	-	-
Total non-performing loans	16,568	16,942	(374)
Foreclosed real estate	444	444	-
Total non-performing assets	$17,012	$17,386	$(374)

Asset quality ratios:
Allowance for credit losses as a percent of total gross loans	1.09%	1.07%	0.01%
Allowance for credit losses as a percent of nonperforming loans	124.85%	125.69%	(0.84)%
Nonperforming loans as a percent of total gross loans	0.87%	0.85%	0.02%
Nonperforming assets as a percent of total assets	0.71%	0.71%	0.00%

(1) See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended
Net Income	December 31,
(In thousands)	2024	2023
Net income attributable to the Company (non-GAAP)	$4,308	$920
Plus: Gain on sale of loans, home equity lines of credit, net of tax effect	1,869	-
Plus: Reversal of provision for credit losses, loans, net of tax effect	735	-
Plus: Reversal of provision for credit losses, unfunded commitments, net of tax effect	97	-
Plus: Gain on sale of equity securities (Visa Class B-2 shares), net of tax effect	302	-
Less: Adjustments to sick pay contingent liability, net of tax effect	(296)	-
Less: Compensation expense associated with loan sale, net of tax effect	(790)	-
Net income attributable to the Company (GAAP)	$6,225	$920

Net Income per Share, Diluted

Net income per share attributable to the Company, diluted (non-GAAP)	$0.62	$0.13
Plus: Gain on sale of loans, home equity lines of credit, net of tax effect	0.26	-
Plus: Reversal of provision for credit losses, loans, net of tax effect	0.11	-
Plus: Reversal of provision for credit losses, unfunded commitments, net of tax effect	0.01	-
Plus: Gain on sale of equity securities (Visa Class B-2 shares), net of tax effect	0.04	-
Less: Adjustments to sick pay contingent liability, net of tax effect	(0.04)	-
Less: Compensation expense associated with loan sale, net of tax effect	(0.11)	-
Net income per share, diluted (GAAP)	$0.89	$0.13

Core Bank Segment Net Income
(In thousands)

Net income attributable to the Core Bank (non-GAAP)	$4,452	$4,048
Plus: Gain on sale of loans, home equity lines of credit, net of tax effect	1,869	-
Plus: Reversal of provision for credit losses, loans, net of tax effect	735	-
Plus: Reversal of provision for credit losses, unfunded commitments, net of tax effect	97	-
Plus: Gain on sale of equity securities (Visa Class B-2 shares), net of tax effect	302	-
Less: Adjustments to sick pay contingent liability, net of tax effect	(296)	-
Less: Compensation expense associated with loan sale, net of tax effect	(790)	-
Net income attributable to the Core Bank (GAAP)	$6,369	$4,048

Core Bank Segment Net Income per Share, Diluted

Core Bank net income per share, diluted (non-GAAP)	$0.64	$0.59
Plus: Gain on sale of loans, home equity lines of credit, net of tax effect	0.26	-
Plus: Reversal of provision for credit losses, loans, net of tax effect	0.11	-
Plus: Reversal of provision for credit losses, unfunded commitments, net of tax effect	0.01	-
Plus: Gain on sale of equity securities (Visa Class B-2 shares), net of tax effect	0.04	-
Less: Adjustments to sick pay contingent liability, net of tax effect	(0.04)	-
Less: Compensation expense associated with loan sale, net of tax effect	(0.11)	-
Core Bank net income per share, diluted (GAAP)	$0.91	$0.59

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED) (CONTINUED):

	Three Months Ended
Efficiency Ratio	2024
(In thousands)	2024	2023
Net interest income (GAAP)	$15,462	$14,113

Noninterest income (GAAP)	6,103	2,782

Noninterest expense (GAAP)	14,943	16,039

Efficiency ratio (GAAP)	69.29%	94.93%

Noninterest income (GAAP)	$6,103	$2,782
Less: Gain on sale of loans, home equity lines of credit	(2,492)	-
Less: Gain on sale of equity securities (Visa Class B-2 shares)	(403)	-
Noninterest income (Non-GAAP)	3,208	2,782

Noninterest expense (GAAP)	$14,943	$16,039
Less: Adjustments to sick pay contingent liability	(395)	-
Less: Compensation expense associated with loan sale	(1,053)	-
Noninterest expense (Non-GAAP)	$13,495	$16,039

Efficiency ratio (excluding nonrecurring items) (non-GAAP)	72.28%	94.93%

Tangible Book Value Per Share	December 31,	September 30,	Increase
(In thousands, except share and per share data)	2024	2024	(Decrease)
Stockholders' equity (GAAP)	$176,027	$177,115	$(1,088)
Less: goodwill and core deposit intangibles	(10,205)	(10,246)	41
Tangible stockholders' equity (non-GAAP)	$165,822	$166,869	$(1,047)

Outstanding common shares	6,909,173	6,887,106	22,067

Tangible book value per share (non-GAAP)	$24.00	$24.23	$(0.23)

Book value per share (GAAP)	$25.48	$25.72	$(0.24)

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2024	2024	2024	2024	2023
Total cash and cash equivalents	$76,224	$52,142	$42,423	$62,969	$33,366
Total investment securities	242,634	249,719	238,785	240,142	246,801
Total loans held for sale	24,441	25,716	125,859	19,108	22,866
Total loans, net of allowance for credit losses	1,884,514	1,963,852	1,826,980	1,882,458	1,841,953
Loan servicing rights	2,661	2,754	2,860	3,028	3,711
Total assets	2,388,735	2,450,368	2,393,491	2,364,983	2,308,092

Retail deposits	$1,395,766	$1,371,724	$1,312,997	$1,239,271	$1,180,951
Brokered deposits	437,008	509,157	399,151	548,175	502,895
Total deposits	1,832,774	1,880,881	1,712,148	1,787,446	1,683,846
Federal Home Loan Bank borrowings	295,000	301,640	425,000	315,000	356,699

Common stock and additional paid-in capital	$28,382	$27,725	$27,592	$27,475	$27,397
Retained earnings - substantially restricted	178,526	173,337	170,688	167,648	163,753
Accumulated other comprehensive loss	(17,789)	(11,195)	(17,415)	(17,144)	(13,606)
Unearned stock compensation	(973)	(901)	(999)	(1,096)	(1,194)
Less treasury stock, at cost	(12,119)	(11,851)	(11,866)	(11,827)	(11,827)
Total stockholders' equity	176,027	177,115	168,000	165,056	164,523

Outstanding common shares	6,909,173	6,887,106	6,883,656	6,883,160	6,883,160

	Three Months Ended
Summarized Consolidated Statements of Income	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2024	2024	2024	2024	2023
Total interest income	$32,449	$32,223	$31,094	$30,016	$28,655
Total interest expense	16,987	17,146	16,560	15,678	14,542
Net interest income	15,462	15,077	14,534	14,338	14,113
Provision (credit) for credit losses - loans	(490)	1,808	501	713	470
Provision (credit) for unfunded lending commitments	46	(262)	158	(259)	(58)
Provision (credit) for credit losses - securities	(7)	(86)	84	23	-
Total provision (credit) for credit losses	(451)	1,460	743	477	412

Net interest income after provision for credit losses	15,913	13,617	13,791	13,861	13,701

Total noninterest income	6,103	2,842	3,196	3,710	2,782
Total noninterest expense	14,943	12,642	12,431	11,778	16,039
Income before income taxes	7,073	3,817	4,556	5,793	444
Income tax expense (benefit)	848	145	483	866	(476)
Net income	$6,225	$3,672	$4,073	$4,927	$920

Net income per share, basic	$0.91	$0.54	$0.60	$0.72	$0.13
Weighted average shares outstanding, basic	6,851,153	6,832,626	6,832,452	6,832,130	6,823,948

Net income per share, diluted	$0.89	$0.53	$0.60	$0.72	$0.13
Weighted average shares outstanding, diluted	6,969,223	6,894,532	6,842,336	6,859,611	6,839,704

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Noninterest Income Detail	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2024	2024	2024	2024	2023
Service charges on deposit accounts	$567	$552	$538	$387	$473
ATM and interchange fees	665	642	593	585	449
Net unrealized gain on equity securities	78	28	419	6	38
Net gain on equity securities	403	-	-	-	-
Net gain on sales of loans, Small Business Administration	711	647	581	951	834
Net gain on sales of loans, home equity lines of credit	2,492	-	-	-	-
Mortgage banking income	78	6	49	53	89
Increase in cash surrender value of life insurance	361	363	353	333	329
Gain on life insurance	108	-	-	-	-
Commission income	210	294	220	220	222
Real estate lease income	121	122	154	115	115
Net gain (loss) on premises and equipment	45	(4)	-	120	-
Other income	264	192	289	940	233
Total noninterest income	$6,103	$2,842	$3,196	$3,710	$2,782

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Consolidated Performance Ratios (Annualized)	2024	2024	2024	2024	2023
Return on average assets	1.02%	0.61%	0.69%	0.92%	0.16%
Return on average equity	14.07%	8.52%	9.86%	13.06%	2.42%
Return on average common stockholders' equity	14.07%	8.52%	9.86%	13.06%	2.42%
Net interest margin (tax equivalent basis)	2.75%	2.72%	2.67%	2.66%	2.69%
Efficiency ratio	69.29%	70.55%	70.11%	65.26%	94.93%

	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Consolidated Asset Quality Ratios	2024	2024	2024	2024	2023
Nonperforming loans as a percentage of total loans	0.87%	0.85%	0.91%	0.82%	0.83%
Nonperforming assets as a percentage of total assets	0.71%	0.71%	0.72%	0.68%	0.69%
Allowance for credit losses as a percentage of total loans	1.09%	1.07%	1.07%	1.02%	1.01%
Allowance for credit losses as a percentage of nonperforming loans	124.85%	125.69%	118.12%	124.01%	121.16%
Net charge-offs to average outstanding loans	0.01%	0.02%	0.01%	0.01%	0.00%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2024	2024	2024	2024	2023
Core Banking Segment:
Net interest income	$13,756	$14,083	$13,590	$13,469	$13,113
Provision (credit) for credit losses - loans	(745)	1,339	320	909	(49)
Provision (credit) for unfunded lending commitments	(75)	78	64	(259)	-
Provision (credit) for credit losses - securities	(7)	(86)	84	23	-
Net interest income after provision for credit losses	14,583	12,752	13,122	12,796	13,162
Noninterest income	5,253	2,042	2,474	2,537	1,679
Noninterest expense	12,574	10,400	10,192	10,093	10,252
Income before income taxes	7,262	4,394	5,404	5,240	4,589
Income tax expense	893	301	689	729	541
Net income	$6,369	$4,093	$4,715	$4,511	$4,048

SBA Lending Segment (Q2):
Net interest income	$1,706	$994	$944	$869	$1,003
Provision (credit) for credit losses - loans	255	469	181	(196)	461
Provision (credit) for unfunded lending commitments	121	(340)	94	-	-
Net interest income after provision for credit losses	1,330	865	669	1,065	542
Noninterest income	850	800	722	1,173	1,003
Noninterest expense	2,369	2,242	2,239	1,685	2,146
Income (loss) before income taxes	(189)	(577)	(848)	553	(601)
Income tax expense (benefit)	(45)	(156)	(206)	137	(131)
Net income (loss)	$(144)	$(421)	$(642)	$416	$(470)

Mortgage Banking Segment: (2)
Net interest income (loss)	$-	$-	$-	$-	$(3)
Provision for credit losses - loans	-	-	-	-	-
Provision for unfunded lending commitments	-	-	-	-	-
Net interest income (loss) after provision for credit losses	-	-	-	-	(3)
Noninterest income	-	-	-	-	100
Noninterest expense	-	-	-	-	3,641
Loss before income taxes	-	-	-	-	(3,544)
Income tax benefit	-	-	-	-	(886)
Net loss	$-	$-	$-	$-	$(2,658)

(2) National mortgage banking operations were ceased in the quarter ended December 31, 2023 and subsequent immaterial mortgage lending activity is reported within the Core Banking segment.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except percentage data)	2024	2024	2024	2024	2023
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.93	$0.60	$0.69	$0.66	$0.59
Net income (loss) per share, basic - SBA Lending (Q2)	(0.02)	(0.06)	(0.09)	0.06	(0.07)
Net loss per share, basic - Mortgage Banking	0.00	0.00	0.00	0.00	(0.40)
Total net income (loss) per share, basic	$0.91	$0.54	$0.60	$0.72	$0.12

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.91	$0.59	$0.69	$0.66	$0.59
Net income (loss) per share, diluted - SBA Lending (Q2)	(0.02)	(0.06)	(0.09)	0.06	(0.07)
Net loss per share, diluted - Mortgage Banking	0.00	0.00	0.00	0.00	(0.40)
Total net income (loss) per share, diluted	$0.89	$0.53	$0.60	$0.72	$0.12

Return on Average Assets by Segment (annualized) (3)
Core Banking	1.09%	0.71%	0.83%	0.80%	0.73%
SBA Lending	(0.55)%	(1.71)%	(2.91)%	1.81%	(2.11)%

Efficiency Ratio by Segment (annualized) (3)
Core Banking	66.15%	64.50%	63.45%	63.06%	69.31%
SBA Lending	92.68%	124.97%	134.39%	82.52%	106.98%

	Three Months Ended
Noninterest Expense Detail by Segment	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2024	2024	2024	2024	2023
Core Banking Segment:
Compensation	$7,245	$5,400	$5,587	$5,656	$5,691
Occupancy	1,577	1,554	1,573	1,615	1,481
Advertising	338	399	253	205	189
Other	3,414	3,047	2,779	2,617	2,891
Total Noninterest Expense	$12,574	$10,400	$10,192	$10,093	$10,252

SBA Lending Segment (Q2):
Compensation	$1,931	$1,854	$1,893	$1,933	$1,826
Occupancy	59	55	51	58	91
Advertising	14	17	12	7	10
Other	365	316	283	(313)	219
Total Noninterest Expense	$2,369	$2,242	$2,239	$1,685	$2,146

Mortgage Banking Segment: (2)
Compensation	$-	$-	$-	$-	$2,146
Occupancy	-	-	-	-	469
Advertising	-	-	-	-	119
Other	-	-	-	-	907
Total Noninterest Expense	$-	$-	$-	$-	$3,641

(3) Ratios for Mortgage Banking Segment are not considered meaningful due to cessation of national mortgage banking operations in the quarter ended December 31, 2023.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
SBA Lending (Q2) Data	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except percentage data)	2024	2024	2024	2024	2023
Final funded loans guaranteed portion sold, SBA	$10,785	$10,880	$7,515	$15,144	$14,098

Gross gain on sales of loans, SBA	$1,141	$1,029	$811	$1,443	$1,303
Weighted average gross gain on sales of loans, SBA	10.58%	9.46%	10.79%	9.53%	9.24%

Net gain on sales of loans, SBA (4)	$711	$647	$581	$951	$834
Weighted average net gain on sales of loans, SBA	6.59%	5.95%	7.73%	6.28%	5.92%

(4) Inclusive of gains on servicing assets and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2024	2024	2024	2024	2023
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$21,102	$16,841	$26,100	$24,587	$20,350
Loans	2,010,082	1,988,997	1,943,716	1,914,609	1,857,654
Investment securities - taxable	101,960	99,834	101,350	102,699	103,728
Investment securities - nontaxable	160,929	158,917	157,991	157,960	159,907
FRB and FHLB stock	24,986	24,986	24,986	24,986	24,968
Total interest-earning assets	$2,319,059	$2,289,575	$2,254,143	$2,224,841	$2,166,607

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$210	$209	$324	$261	$249
Loans	29,617	29,450	28,155	27,133	26,155
Investment securities - taxable	914	910	918	923	942
Investment securities - nontaxable	1,715	1,685	1,665	1,662	1,687
FRB and FHLB stock	493	471	519	499	74
Total interest income (tax equivalent basis)	$32,949	$32,725	$31,581	$30,478	$29,107

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	3.98%	4.96%	4.97%	4.25%	4.89%
Loans	5.89%	5.92%	5.79%	5.67%	5.63%
Investment securities - taxable	3.59%	3.65%	3.62%	3.59%	3.63%
Investment securities - nontaxable	4.26%	4.24%	4.22%	4.21%	4.22%
FRB and FHLB stock	7.89%	7.54%	8.31%	7.99%	1.19%
Total interest-earning assets	5.68%	5.72%	5.60%	5.48%	5.37%

Interest-bearing liabilities
Interest-bearing deposits	$1,671,156	$1,563,258	$1,572,871	$1,549,012	$1,389,384
Federal Home Loan Bank borrowings	315,583	378,956	351,227	333,275	440,786
Subordinated debt and other borrowings	48,616	48,576	48,537	48,497	48,458
Total interest-bearing liabilities	$2,035,355	$1,990,790	$1,972,635	$1,930,784	$1,878,628

Interest expense:
Interest-bearing deposits	$13,606	$12,825	$12,740	$12,546	$9,989
Federal Home Loan Bank borrowings	2,617	3,521	3,021	2,298	3,769
Subordinated debt and other borrowings	764	800	799	833	784
Total interest expense	$16,987	$17,146	$16,560	$15,677	$14,542

Weighted average cost (annualized):
Interest-bearing deposits	3.26%	3.28%	3.24%	3.24%	2.88%
Federal Home Loan Bank borrowings	3.32%	3.72%	3.44%	2.76%	3.42%
Subordinated debt and other borrowings	6.29%	6.59%	6.58%	6.87%	6.47%
Total interest-bearing liabilities	3.34%	3.45%	3.36%	3.25%	3.10%

Net interest income (taxable equivalent basis)	$15,962	$15,579	$15,021	$14,801	$14,565
Less: taxable equivalent adjustment	(500)	(502)	(487)	(463)	(452)
Net interest income	$15,462	$15,077	$14,534	$14,338	$14,113

Interest rate spread (tax equivalent basis, annualized)	2.34%	2.27%	2.24%	2.23%	2.27%

Net interest margin (tax equivalent basis, annualized)	2.75%	2.72%	2.67%	2.66%	2.69%